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                                EXHIBIT 23(j)(1)


[Sutherland Letterhead]


                                 April 25, 2001




Board of Trustees
Market Street Fund
103 Bellevue Parkway
Wilmington, DE 19809

         RE: MARKET STREET FUND
                FILE NO. 2-98755

Trustees:

         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 30 to the Form N-1A for Market Street Fund (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                             By: /s/ Stephen E. Roth
                                                 --------------------------
                                                     Stephen E. Roth